Exhibit 99.1

JMP GROUP ANNOUNCES FULL REDEMPTION OF 7.25% SENIOR NOTES DUE 2021

SAN FRANCISCO, Nov. 28, 2017 — JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, announced today that its wholly owned subsidiary, JMP Group Inc., has given notice of its intention to redeem all of the currently outstanding $48.3 million principal amount of its 7.25% Senior Notes due 2021 (CUSIP No. 46629U 305; NYSE: JMPC) (the “2021 Notes”) on December 28, 2017 (the “Redemption Date”), following which they will be delisted from the New York Stock Exchange. The redemption is being made pursuant to the terms of the 2021 Notes and the indenture governing the 2021 Notes. The redemption price per 2021 Note will be $25 plus accrued and unpaid interest to, but excluding, the Redemption Date.

The company has instructed U.S. Bank National Association, as the trustee for the 2021 Notes, to distribute a Notice of Redemption to all currently registered holders of the 2021 Notes on November 28, 2017. Copies of such Notice of Redemption and additional information relating to the procedure for redemption of the 2021 Notes may be obtained from U.S. Bank National Association by calling
(800) 934-6802 (toll-free).

The company expects to use the net proceeds from its offering of 7.25% Senior Notes due 2027, which closed on November 28, 2017, together with existing unrestricted cash, to redeem the 2021 Notes and to pay related expenses.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the expected redemption of the 2021 Notes. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2016, as filed with the U.S. Securities and Exchange Commission on March 14, 2017, and other factors described in the section entitled “Risk Factors” in the company’s preliminary prospectus supplement related to the offering filed with the SEC on the date of this press release as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. Such forward-looking statements speak only as of the date of this press release. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture and private capital, and credit management activities though Harvest Capital Strategies, JMP Asset Management and JMP Credit Advisors; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

Investor Relations Contact	Media Relations Contacts
JMP Group LLC	Dukas Linden Public Relations, Inc.

Andrew Palmer	Ben Jaffe
(415) 835-8978	(212) 704-7385
apalmer@jmpg.com	ben@dlpr.com

Zach Leibowitz
(212) 704-7385
zach@dlpr.com